                                                                  Exhibit (h.11)

                        AMENDMENT TO SUBLICENSE AGREEMENT

     This Amendment to the Sublicense Agreement dated March 18, 2000 (the "Agreement") between Barclays Global Investors, N.A. ("BGI"), a national banking association, and iShares, Inc. ("iShares"), a Maryland corporation, is effective as of December 4, 2007.

     WHEREAS, pursuant to Section 7 of the Agreement the parties may amend the Agreement from time to time; and

     NOW THEREFORE, Exhibit A is hereby deleted in its entirety and amended to read as attached.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be executed as of the date first set forth above.

BARCLAYS GLOBAL INVESTORS, N.A.


By: /s/ Michael A. Latham
    ---------------------------
Name: Michael A. Latham
Title: Managing Director


By: /s/ Eilleen M. Clavere
    ---------------------------
Name: Eilleen M. Clavere
Title: Principal

iSHARES, INC.


By: /s/ Michael A. Latham
    ---------------------------
Name: Michael A. Latham
Title: President

                                    Exhibit A

MSCI Austria Index
MSCI Belgium Index
MSCI EMU Index
MSCI France Index
MSCI Germany Index
MSCI Italy Index
MSCI Netherlands Index
MSCI Spain Index
MSCI Sweden Index
MSCI Switzerland Index
MSCI United Kingdom Index
MSCI Australia Index
MSCI Brazil Index
MSCI Canada Index
MSCI Emerging Markets Index
MSCI Hong Kong Index
MSCI Japan Index
MSCI Malaysia Index
MSCI Mexico Index
MSCI Pacific ex-Japan Index
MSCI Singapore Index
MSCI South Africa Index
MSCI South Korea Index
MSCI Taiwan Index
MSCI BRIC Index
MSCI Chile Investable Market Index
MSCI Japan Small Cap Index